Exhibit 23.1

National General Holdings Corp.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 28, 2014, relating to the consolidated financial statements and schedules of National General Holdings Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP
New York, New York
August 20, 2014